UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2009

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 22, 2009, KeyCorp issued a press release announcing an amendment to its previously announced offer to exchange (“Exchange Offer”) common shares for any and all trust preferred securities of KeyCorp Capital V and KeyCorp Capital VI, and any and all Enhanced Trust Preferred Securities of KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X (collectively referred to as the “Trust Preferred Securities”). The Exchange Offer was amended to reduce the amount of Trust Preferred Securities that will be accepted for exchange from $1,740,000,000 in aggregate liquidation preference of outstanding Trust Preferred Securities to a maximum total of $500,000,000 in aggregate liquidation preference of outstanding Trust Preferred Securities. The maximum number of KeyCorp common shares that may be issued in the Exchange Offer remains unchanged at 158,518,835 shares. If upon expiration of the Exchange Offer KeyCorp receives in excess of $500,000,000 in aggregate liquidation preference of outstanding Trust Preferred Securities, KeyCorp will determine the liquidation preference of Trust Preferred Securities that will be accepted from each tendering holder in the Exchange Offer on a pro rata basis (based upon the proportion the Trust Preferred Securities to be accepted for exchange bears to the total number of Trust Preferred Securities validly tendered by all tendering holders). All other terms of the Exchange Offer remain unchanged.

A copy of the press release announcing the amendment to the Exchange Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is also being filed herewith in accordance with Rule 425 under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated July 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

Date: July 22, 2009	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President and Deputy General Counsel